Exhibit 10.1

Execution Version

RESIGNATION AND APPOINTMENT OF SUCCESSOR AGENT AGREEMENT

This RESIGNATION AND APPOINTMENT OF SUCCESSOR AGENT AGREEMENT (this “Agreement”) is dated as of December 1, 2020, and is by and among TIGER FINANCE, LLC (“Tiger”), in its capacity as successor Administrative Agent (in such capacity, the “Successor Agent”), JPMORGAN CHASE BANK, N.A. (“JPMCB”), in its capacity as Administrative Agent, an Issuing Bank and the Swingline Lender (in each case as defined in the Credit Agreement described below) (in such capacities, the “Resigning Agent”), Francesca’s Services Corporation, a Texas corporation (“FSC”), Francesca’s Collections, Inc., a Texas corporation (“FCI” and, together with FSC, the “Borrowers”), the other Loan Parties (as defined in the Credit Agreement described below), and the New Lender (as defined below). Capitalized terms used herein without definition shall have the meanings assigned to such terms in the Credit Agreement referred to below.

WHEREAS, the Resigning Agent, the Borrowers, the other Loan Parties party thereto and the lenders party thereto (the “Lenders”) entered into that certain Credit Agreement, dated as of May 25, 2018 (as amended by that certain First Amendment to Credit Agreement dated as of August 13, 2019, that certain letter agreement dated as of May 1, 2020, that certain letter agreement dated as of June 25, 2020, and that certain letter agreement dated as of the date hereof, the “Credit Agreement”);

WHEREAS, JPMCB, as the sole existing Lender, has assigned (or substantially concurrently herewith will assign) 100% of its interests in the Loans and Commitments under the Credit Agreement to Tiger (in such capacity, the “New Lender”) pursuant to that certain Assignment and Assumption Agreement dated as of the date hereof (the “Assignment Agreement”), and after giving effect to the Assignment Agreement, New Lender will be the only Lender under the Credit Agreement;

WHEREAS, immediately upon the effectiveness of the Assignment Agreement and the consummation of the transfers and assignments of the Loans and Commitments, as applicable, in each case provided for therein to New Lender, the Resigning Agent desires to immediately resign as Administrative Agent, an Issuing Bank and the Swingline Lender under the Credit Agreement and all of the other Loan Documents;

WHEREAS, pursuant to Section 8.06 of the Credit Agreement, the Resigning Agent hereby notifies the Borrower Representative and the Lenders of its resignation as Administrative Agent under the Credit Agreement and requests that the Borrowers and the New Lender waive certain conditions of such resignation required by Section 8.06 of the Credit Agreement as set forth herein to appoint Tiger as a successor Administrative Agent;

WHEREAS, the Required Lenders under the Credit Agreement have the right, in consultation with the Borrowers, to appoint a successor Administrative Agent;

WHEREAS, the New Lender desires to appoint Tiger to act as the Successor Agent under the Credit Agreement and the other Loan Documents;

WHEREAS, Tiger is willing to accept such appointment as Administrative Agent under the Credit Agreement and the other Loan Documents; and

WHEREAS, the parties hereto desire that effective as of the Effective Date (as defined below), the resignation of the Resigning Agent as Administrative Agent shall become effective and the Successor Agent shall be appointed as Administrative Agent.

NOW THEREFORE, for good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged by each of the parties hereto, the parties hereto, intending to be legally bound, hereby agree as follows:

1.        Waiver of Certain Conditions; Appointment of Administrative Agent. The Borrowers and the New Lender hereby waive the requirements set forth in Section 8.06 of the Credit Agreement that the resigning Administrative Agent provide any prior notice of its resignation or that any successor Administrative Agent be a bank with an office in New York, New York or an Affiliate of any such bank. After giving effect to such waiver and pursuant to Section 8.06 of the Credit Agreement, effective as of the Effective Date, (a) the New Lender, after consultation with FHC and the Borrowers, hereby appoints Tiger to act as successor Administrative Agent under the Credit Agreement and the other Loan Documents (other than any fee letters between the Borrowers and the Resigning Agent) (collectively, the “Assigned Loan Documents”) and (b) Tiger accepts its appointment as the successor Administrative Agent under the Credit Agreement and the other Assigned Loan Documents. Effective as of the Effective Date, the Resigning Agent is hereby discharged from all duties and obligations under the Credit Agreement and the other Loan Documents, except as provided in this Agreement.

2.        Resignation of JPMCB as Issuing Bank and Swingline Lender. The Borrowers hereby waive any requirement set forth in the Credit Agreement and the other Loan Documents for JPMCB in its capacity as an Issuing Bank and the Swingline Lender to (a) provide any prior notice of its resignation as an Issuing Bank or the Swingline Lender or (b) find any replacement or successor Issuing Bank or Swingline Lender. Effective as of the Effective Date, JPMCB is no longer an Issuing Bank or the Swingline Lender under the Credit Agreement and in such capacities JPMCB is hereby discharged from all duties and obligations of an Issuing Bank and the Swingline Lender under the Credit Agreement and the other Loan Documents. Without limiting the foregoing, the Borrowers hereby covenant and agree that (i) Tiger is not being appointed as, either an Issuing Bank or Swingline Lender, and is not assuming (and shall have no obligation to assume) any rights, duties, responsibilities or liabilities of, an Issuing Bank or a Swingline Lender under the Loan Documents, and (ii) from and after the Effective Date, (x) there will be no Swingline Lender under the Credit Agreement and notwithstanding the terms of the Credit Agreement, no Swingline Loans shall be made available to the Borrowers thereunder and (y) there will be no Issuing Bank under the Credit Agreement and notwithstanding the terms of the Credit Agreement, no Letters of Credit be issued or renewed thereunder.

3.        Rights, Duties and Obligations. Effective as of the Effective Date, the Successor Agent hereby succeeds to and is vested with all the rights, powers, privileges and duties of the Administrative Agent under and in connection with the Credit Agreement and the other Assigned Loan Documents, it being understood that nothing in this Agreement shall affect the continuing validity of the indemnification, exculpation, expense reimbursement and other applicable provisions of Article 8, Section 2.17(d) and Section 9.03 of the Credit Agreement and of any other Loan Document with respect to any actions taken or omitted to be taken by the Resigning Agent, any of its subagents and their respective Related Parties while the Resigning Agent was acting as Administrative Agent, all of which shall survive the Resigning Agent’s resignation and shall continue in effect for the benefit of the Resigning Agent, any of its subagents and their respective Related Parties. Notwithstanding anything in this Agreement to the contrary, the parties hereto agree that this Agreement does not constitute an assumption by (a) the Successor Agent of any liability or obligation of the Resigning Agent, any Affiliate of the Resigning Agent or any appointee or agent of the Resigning Agent arising out of or in connection with any action or inaction by the Resigning Agent, any Affiliate of the Resigning Agent or any appointee or agent of the Resigning Agent under or in connection with the Credit Agreement or any other Loan Document, or (b) the Resigning Agent of any liability or obligation of Tiger or any appointee or agent thereof arising out of any action or inaction by Tiger or such appointee or agent under the Credit Agreement or any other Loan Document. The parties hereto agree that (i) Tiger, in its individual capacity and in its capacity as Successor Agent, shall bear no responsibility or liability for any event, circumstance, condition or action existing prior to the Effective Date, with respect to the Collateral, the Credit Agreement or any other Loan Document, or the transactions contemplated thereby, and (ii) JPMCB, in its individual capacity and in its capacity as Resigning Agent, shall bear no responsibility or liability for any event, circumstance, condition or action arising on or after the Effective Date with respect to the Collateral, the Credit Agreement or any other Loan Document, or the transactions contemplated thereby.

4.        Collateral and Liens.

(a)       The Resigning Agent hereby assigns to the Successor Agent all liens and security interests granted to the Resigning Agent under the Assigned Loan Documents in the Collateral. All of such liens and security interests shall in all respects be continuing and in effect and are hereby reaffirmed by the Borrowers and the other Loan Parties.

(b)       The Borrowers and other Loan Parties hereby authorize the Successor Agent to file any Uniform Commercial Code financing statements or similar documents, assignments or amendments that the Successor Agent deems necessary or desirable to evidence the Successor Agent’s succession as Administrative Agent under the Credit Agreement and the other Assigned Loan Documents. The Resigning Agent hereby authorizes the Successor Agent to file Uniform Commercial Code assignments or amendments on form UCC-3 in all relevant jurisdictions with respect to any existing UCC-1 financing statement filed in favor of Resigning Agent prior to the date hereof and described on Schedule II. As of the Effective Date, there have been no amendments, supplements or consents to the Assigned Loan Documents to which the Resigning Agent has knowledge or is a party, except as otherwise provided to the Successor Agent or set forth on such Schedule II.

(c)       On and after the Effective Date, any Collateral in the possession or control of the Resigning Agent, for the benefit of the Secured Parties, shall be deemed to be held or controlled, as applicable, by the Resigning Agent, as agent and bailee for the Successor Agent, for the benefit of the Secured Parties, until such time as such Collateral has been delivered to the Successor Agent, notices under any existing control agreements have been delivered to the applicable counterparty on behalf of the Successor Agent or new control agreements in respect thereof have been entered into in favor of the Successor Agent, as applicable. Any reference to the Resigning Agent on any publicly filed document, to the extent such filing relates to the liens and security interests in the Collateral assigned hereby and until such filing is modified to reflect the interests of the Successor Agent, shall, with respect to such liens and security interests, constitute a reference to the Resigning Agent, as collateral representative of the Successor Agent.

(d)       Tiger shall be entitled to assume that, as of the date hereof, all Liens purported to be granted and perfected pursuant to the Collateral Documents are valid and perfected Liens having the priority intended by the Lenders and the Loan Documents, it being understood that certain of the Loan Documents (A) permit the Administrative Agent to elect not to perfect its security interest in certain Collateral in certain circumstances, and (B) only require certain perfection steps to be taken upon the request of the Administrative Agent or when the value or stated amount of certain Collateral exceeds a specified individual or aggregate threshold.

(e)       Without limiting any of the foregoing, the Borrowers acknowledge that a Dominion Period is, or is deemed to be, and shall at all times hereafter be, or deemed to be, in effect under the Credit Agreement, and from and after the Effective Date, the Successor Agent shall be the “Control Party” (or any similar term) under each of the deposit account control agreements referenced on Schedule II (the “Control Agreements”) hereto in its capacity as the Administrative Agent under the Credit Agreement. The Resigning Agent, the Successor Agent and the Loan Parties hereby agree that they will deliver, or cause to be delivered on behalf of itself, any assignment notice or other documentation reasonably requested by JPMCB in its capacity as depository bank under the Control Agreements to recognize the resignation of the Resigning Agent and the appointment of the Successor Agent pursuant to the terms of this Agreement, and the Resigning Agent further agrees to assist the Successor Agent in changing any control instructions previously given by the Resigning Agent under the Control Agreements to provide the wire transfer instructions set forth on Schedule III hereto for the Successor Agent.

5.        Fees and Expenses. All provisions of the Credit Agreement and the other Assigned Loan Documents providing for the payment of fees and expenses of, and providing for indemnities for the benefit of, the Administrative Agent shall remain in full force and effect for the benefit of the Successor Agent. The Resigning Agent and the Successor Agent shall be entitled to be reimbursed by the Borrowers for their reasonable out-of-pocket expenses, including without limitation the reasonable and documented fees, charges and disbursements of its respective counsel in connection with the preparation, negotiation, execution, delivery and administration of this Agreement and the Assigned Loan Documents, and shall be entitled to indemnification, in each case, pursuant to and as described in Section 9.03 of the Credit Agreement and regardless of when incurred by the Resigning Agent or the Successor Agent, as applicable. Nothing in this Agreement shall affect the right, if any, of the Resigning Agent to receive (i) reimbursement of its incurred but not yet reimbursed expenses and unpaid indemnity amounts, in each case under Section 9.03 of the Credit Agreement, to the extent the Resigning Agent is entitled thereto under the terms of the Credit Agreement and the other Loan Documents and (ii) any amounts to which it is entitled pursuant to any other provision of this Agreement.

6.        Conditions to Effectiveness. This Agreement shall be effective on the date (such date, the “Effective Date”) upon which the following conditions are satisfied:

(a)       the Successor Agent shall have received a copy of this Agreement executed by the Borrowers, the Loan Parties, the New Lender, the Successor Agent and the Resigning Agent;

(b)       the occurrence of the “Effective Date” under the Assignment Agreement and the consummation of the transfer and assignment of the Loans and Commitments to the New Lender in accordance therewith, and pursuant to which, the New Lender or the Borrowers shall have paid the Resigning Agent, for the benefit of itself and the benefit of JPMCB, the amounts set forth on Schedule I hereto by wire transfer of immediately available funds and pursuant to the instructions set forth therein;

(c)       the Successor Agent shall have received copies of the Assigned Loan Documents and other documents, instruments and agreements listed on Schedule II hereto;

(d)       the Resigning Agent shall have received a copy of that certain Cash Collateral Agreement executed by FCI (the “Cash Collateral Agreement”) pursuant to which FCI will have (i) agreed to deposit in an account with JPMCB in the name of JPMCB and for the benefit of JPMCB and its Affiliates in their respective capacities as (x) an issuer of any letter of credit on the account of any Loan Party or any Subsidiary or Affiliate of a Loan Party, and (y) providers of corporate credit cards that are utilized by employees of the Loan Parties to pay for certain eligible business-related expenses incurred on behalf of the Loan Parties and/or their Affiliates in the ordinary course of business (the “Corporate Credit Card Program”), an amount in cash equal to 105% of (1) the maximum amount of all letters of credit issued by JPMCB or its Affiliates to any Loan Party or any Subsidiary or Affiliate of a Loan Party and (2) all obligations owing to JPMCB or any of its Affiliates under the Corporate Credit Card Program as of such time plus accrued and unpaid interest thereon and (ii) granted a security interest to JPMCB in such account and all money or other assets on deposit therein or credited thereto, and given JPMCB exclusive dominion and control, including the exclusive right of withdrawal, over the account holding such cash collateral pursuant to the terms and conditions set forth in the Cash Collateral Agreement; and

(e)       the Borrowers shall have paid to the Resigning Agent all reasonable and documented out-of-pocket third-party fees and expenses incurred by the Resigning Agent on or prior to the Effective Date (including reasonable and documented out-of-pocket attorneys’ fees and expenses) in connection with the Loan Documents and the preparation, negotiation, execution, and delivery of this Agreement, in each case, to the extent the Borrowers have received an invoice therefor prior to the Effective Date.

Each party hereto hereby acknowledges and agrees that its execution and delivery of this Agreement shall be, as to such party, conclusive evidence of the satisfaction of each of the conditions set forth in this Section 6.

7.        Representations and Warranties. Each of the Borrowers, the Loan Parties, the New Lender, the Resigning Agent and the Successor Agent hereby, severally and not jointly, make the following representations and warranties (solely as to itself and not as to any other party hereto) to each of the other parties hereto as of the date hereof:

(a)       Power and Authority. It has the power and authority to execute and deliver this Agreement and to perform its obligations hereunder, and all such action has been duly and validly authorized by all necessary proceedings on its part.

(b)       Enforceability. This Agreement has been duly authorized, executed and delivered by it, and constitutes its legal, valid and binding agreement enforceable against it in accordance with its terms, except as the enforceability of this Agreement may be limited by bankruptcy, insolvency or other similar laws of general application affecting the enforcement of creditor’s rights or by general principals of equity.

8.        Undertakings.

(a)       Each Borrower and each other Loan Party, the New Lender, the Successor Agent and the Resigning Agent agrees for its mutual benefit that, to the extent requested by any other party hereto, it shall, at the Loan Parties’ cost and expense, (x) execute all documents as are reasonably requested by any such party to transfer the rights and privileges of the Resigning Agent under the Assigned Loan Documents (including, without limitation, any Liens granted to the Resigning Agent or agreements, documents or instruments perfecting such Liens) to the Successor Agent and (y) take all actions reasonably requested by such other party to facilitate the transfer of information to the Successor Agent in connection with the Assigned Loan Documents. It is the intention and understanding of the parties hereto that any exchange of information under this Agreement that is otherwise protected against disclosure by privilege, doctrine or rule of confidentiality (such information, “Privileged Information”), whether before or after the Effective Date (i) shall not waive any applicable privilege, doctrine or rule of protection from disclosure, (ii) shall not diminish the confidentiality of the Privileged Information and (iii) shall not be asserted as a waiver of any such privilege, doctrine or rule by the Resigning Agent or the Successor Agent.

(b)       In the event that, after the Effective Date, the Resigning Agent receives any principal, interest or other amount owing to any Lender or the Successor Agent under the Credit Agreement or any other Assigned Loan Document, or receives any instrument, agreement, report, financial statement, insurance policy, notice or other document in its capacity as Administrative Agent under the Credit Agreement, the Resigning Agent agrees to promptly forward the same to the Successor Agent and to hold the same in trust for the Successor Agent until so forwarded; provided, that the Resigning Agent’s failure to forward any such instrument, agreement, report, financial statement, insurance policy, notice or other document shall not create any claim or cause of action on the part of the Successor Agent against the Resigning Agent for any reason whatsoever.

9.        Reliance; Limitation on Liability.

(a)       Each of the Resigning Agent (solely with respect to performing its obligations under this Agreement) and the Successor Agent shall be entitled to rely upon, and shall not incur any liability for relying upon, any notice, request, certificate, consent, statement, instrument, document or other writing reasonably believed by it to be genuine and to have been executed or sent by the proper Person. Each of the Resigning Agent (solely with respect to performing its obligations under this Agreement) and the Successor Agent may also rely upon any statement made to it orally or by telephone and reasonably believed by it to have been made by the proper Person, and shall not incur any liability for relying thereon. Each of the Resigning Agent (solely with respect to performing its obligations under this Agreement) and the Successor Agent may consult with legal counsel, independent accountants and other experts selected by it, and shall not be liable for any action taken or not taken by it in accordance with the advice of any such counsel, accountants or experts upon which they rely in good faith.

(b)       Successor Agent shall be entitled to conclusively rely upon, and shall not incur any liability for relying upon, the records and other information supplied to it by the Resigning Agent, the Borrowers or any of their respective Affiliates, and in no event shall the Successor Agent have any liability in respect of the calculations, determinations or distributions made by the Lenders or the Resigning Agent prior to the effectiveness of this Agreement, nor shall the Successor Agent have any liability after the effectiveness of this Agreement to the extent that any calculation, determination or distribution is made by it based in whole or in part on information supplied to it by the Resigning Agent, the Borrowers or any of their respective Affiliates.

10.       Notices. The following address is to be used for purposes of all communications to the Successor Agent pursuant to the Credit Agreement and the other Loan Documents:

Notice Information:

Tiger Finance, LLC

60 State Street, 11th Floor

Boston, MA 02109

Attention: Bob DeAngelis

E-Mail: bdeangelis@tigerfinance.com

Facsimile No: 617-523-3007

with a copy to:

Greenberg Traurig, LLP

One International Place, Suite 200

Boston, MA 02110

Attention: Jeffrey M. Wolf, Esq.

E-Mail: wolfje@gtlaw.com

Facsimile No: 617-610-6001

11.       Entire Agreement. This Agreement states the entire agreement and supersedes all prior agreements, written or verbal, between the parties hereto with respect to the subject matter hereof and may not be amended except in writing signed by a duly authorized representative of each of the respective parties hereto. Except as provided herein, nothing in this Agreement alters the rights and obligations under the Credit Agreement and the other Loan Documents. Except as modified by this Agreement, the Credit Agreement and the other Loan Documents shall remain in full force and effect in accordance with their respective terms as and to the extent such agreements were in effect immediately prior to the Effective Date.

12.       Waiver. No delay or failure on the part of any party hereto in exercising any right, power or remedy hereunder shall effect or operate as a waiver thereof, nor shall any single or partial exercise thereof or any abandonment or discontinuance of steps to enforce such right, power or remedy preclude any further exercise thereof or of any other right, power or remedy.

13.       GOVERNING LAW; JURISDICTION; CONSENT TO SERVICE OF PROCESS.

(a)       THIS AGREEMENT SHALL BE GOVERNED BY, AND CONSTRUED IN ACCORDANCE WITH, THE INTERNAL LAWS OF THE STATE OF NEW YORK, but giving effect to federal laws applicable to national banks.

(b)       ANY LEGAL ACTION OR PROCEEDING WITH RESPECT TO THIS AGREEMENT SHALL BE BROUGHT EXCLUSIVELY IN THE COURTS OF THE COUNTY AND STATE OF NEW YORK OR OF THE UNITED STATES OF AMERICA FOR THE SOUTHERN DISTRICT OF NEW YORK, AND, BY EXECUTION AND DELIVERY OF THIS AGREEMENT, EACH PARTY HEREBY ACCEPTS FOR ITSELF AND (TO THE EXTENT PERMITTED BY LAW) IN RESPECT OF ITS PROPERTY, GENERALLY AND UNCONDITIONALLY, THE JURISDICTION OF THE AFORESAID COURTS. EACH PARTY HEREBY IRREVOCABLY WAIVES ANY OBJECTION, INCLUDING, WITHOUT LIMITATION, ANY OBJECTION TO THE LAYING OF VENUE OR BASED ON THE GROUNDS OF FORUM NON CONVENIENS, WHICH IT MAY NOW OR HEREAFTER HAVE TO THE BRINGING OF ANY SUCH ACTION OR PROCEEDING IN SUCH RESPECTIVE JURISDICTIONS.

(c)       EACH PARTY IRREVOCABLY CONSENTS TO THE SERVICE OF PROCESS OF ANY OF THE AFOREMENTIONED COURTS IN ANY SUCH ACTION OR PROCEEDING BY THE MAILING OF COPIES THEREOF BY REGISTERED OR CERTIFIED MAIL, POSTAGE PREPAID, TO IT AT THE ADDRESS SPECIFIED IN SCHEDULE III HERETO (OR, IN THE CASE OF THE SUCCESSOR AGENT, TO IT AT ITS ADDRESS SPECIFIED SECTION 10 OF THIS AGREEMENT). NOTHING HEREIN SHALL AFFECT THE RIGHT OF A PARTY TO SERVE PROCESS IN ANY OTHER MANNER PERMITTED BY LAW OR TO COMMENCE LEGAL PROCEEDINGS OR OTHERWISE PROCEED AGAINST ANOTHER PARTY IN ANY OTHER JURISDICTION.

(d)       EACH PARTY HEREBY (i) IRREVOCABLY AND UNCONDITIONALLY WAIVES, TO THE FULLEST EXTENT PERMITTED BY APPLICABLE LAW, ANY RIGHT IT MAY HAVE TO A TRIAL BY JURY IN ANY LEGAL ACTION OR PROCEEDING DIRECTLY OR INDIRECTLY ARISING OUT OF OR RELATING TO THIS AGREEMENT OR THE TRANSACTIONS CONTEMPLATED HEREBY OR THEREBY (WHETHER BASED ON CONTRACT, TORT OR ANY OTHER THEORY) AND FOR ANY COUNTERCLAIM THEREIN; (ii) IRREVOCABLY WAIVES, TO THE MAXIMUM EXTENT NOT PROHIBITED BY LAW, ANY RIGHT IT MAY HAVE TO CLAIM OR RECOVER IN ANY SUCH LITIGATION ANY SPECIAL, EXEMPLARY, PUNITIVE OR CONSEQUENTIAL DAMAGES, OR DAMAGES OTHER THAN, OR IN ADDITION TO, ACTUAL DAMAGES; (iii) CERTIFIES THAT NO OTHER PARTY HERETO NOR ANY REPRESENTATIVE, AGENT OR ATTORNEY FOR ANY OTHER PARTY HERETO HAS REPRESENTED, EXPRESSLY OR OTHERWISE, OR IMPLIED, THAT SUCH OTHER PARTY WOULD NOT, IN THE EVENT OF LITIGATION, SEEK TO ENFORCE THE FOREGOING WAIVERS, AND (iv) ACKNOWLEDGES THAT IT AND THE OTHER PARTIES HERETO HAVE BEEN INDUCED TO ENTER INTO THIS AGREEMENT AND THE TRANSACTIONS CONTEMPLATED HEREBY BY, AMONG OTHER THINGS, THE MUTUAL WAIVERS AND CERTIFICATIONS CONTAINED IN THIS SECTION 13.

14.       Consents; Acknowledgement; Agreements.

(a)        Each of the Loan Parties hereby acknowledges (i) the resignation of JPMCB as the resigning Administrative Agent and the appointment of Tiger as successor Administrative Agent and (ii) the resignation of JPMCB as an Issuing Bank and the Swingline Lender, in each case under the Credit Agreement as of the Effective Date.

(b)       The parties hereto acknowledge and agree that (i) to the extent the matters contemplated hereby are inconsistent with any provision of the Loan Documents in any respect, such inconsistency is hereby unconditionally and irrevocably waived by each party hereto and (ii) notwithstanding anything in this Agreement to the contrary, the Resigning Agent is acting solely in its capacity as Administrative Agent, an Issuing Bank and the Swingline Lender under the Credit Agreement in its execution and delivery of this Agreement.

15.       Survival. Notwithstanding anything in this Agreement or in the Credit Agreement to the contrary, all parties hereto expressly acknowledge and agree that the provisions of Section 2.15, Section 2.16, Section 2.17, Section 2.21, Article 8, Section 9.03, Section 9.09, Section 9.10 and Section 9.20 and all subsections thereof of the Credit Agreement as in effect on the Effective Date shall continue in effect for the benefit of the Resigning Agent, its sub agents, their respective Affiliates and their respective Related Parties for all actions prior to the Effective Date or in connection with or as a result of the execution or delivery of this Agreement, any other Loan Document or any amendment, amendment and restatement, modification or waiver of the provisions hereof or thereof, or any agreement or instrument contemplated hereby or thereby, the performance by the parties hereto of their respective obligations hereunder or thereunder (including, without limitation, for any actions taken or omitted to be taken by any of them in connection with any of the foregoing while the Resigning Agent was acting as Administrative Agent) or the consummation of the transactions contemplated hereby or thereby.

16.       Severability. In the event that any provision of this Agreement, or the application of such provision to any Person or set of circumstances, shall be determined to be invalid, unlawful, void or unenforceable to any extent, the remainder of this Agreement, and the application of such provision to Persons or circumstances other than those as to which it is determined to be invalid, unlawful, void or unenforceable, shall not be affected and shall continue to be valid and enforceable to the fullest extent permitted by law.

17.       Headings. Headings used in this Agreement are for convenience only and shall not affect the interpretation of any provision hereof.

18.       Successors and Assigns. This Agreement will be binding upon and inure to the benefit of the parties hereto and their respective successors and assigns.

19.       Counterparts and Facsimile. This Agreement may be signed in counterparts, all of which together shall constitute one and the same instrument. The parties hereto may provide signatures to this Agreement by facsimile or other electronic transmission (e.g., “.pdf”), and such facsimile or electronic transmission shall be deemed to be effective to the same extent as original signatures.

[Signature Pages Follow]

IN WITNESS WHEREOF, the undersigned have executed this Agreement as of the date first set forth above.

RESIGNING AGENT:

JPMORGAN CHASE BANK, N.A., as Resigning Agent

By:	/s/ Candice C. Brooks
Name:	Candice C. Brooks
Title:	Authorized Officer

[Signature Page to Resignation and Appointment of Successor Agent Agreement – Francesca’s]

SUCCESSOR AGENT:

TIGER FINANCE, LLC, as Successor Agent

By:	/s/ Robert DeAngelis
Name:	Robert DeAngelis
Title:	Executive Managing Director

[Signature Page to Resignation and Appointment of Successor Agent Agreement – Francesca’s]

NEW LENDER:

TIGER FINANCE, LLC, as a Lender

By:	/s/ Robert DeAngelis
Name:	Robert DeAngelis
Title:	Executive Managing Director

[Signature Page to Resignation and Appointment of Successor Agent Agreement – Francesca’s]

THE BORROWERS:

FRANCESCA’S SERVICES CORPORATION

By:	/s/ Cindy Thomassee
Name:	Cindy Thomassee
Title:	Chief Financial Officer

FRANCESCA’S COLLECTIONS, INC.

By:	/s/ Cindy Thomassee
Name:	Cindy Thomassee
Title:	Chief Financial Officer

OTHER LOAN PARTIES:

FRANCESCA’S HOLDINGS CORPORATION

By:	/s/ Cindy Thomassee
Name:	Cindy Thomassee
Title:	Chief Financial Officer

FRANCESCA’S LLC

By:	/s/ Cindy Thomassee
Name:	Cindy Thomassee
Title	Chief Financial Officer

[Signature Page to Resignation and Appointment of Successor Agent Agreement – Francesca’s]